EXHIBIT 99.1

TrustAtlantic Financial Corporation
4801 Glenwood Avenue
Suite 500
Raleigh, North Carolina 27612

The undersigned shareholder of TrustAtlantic Financial Corporation (“TrustAtlantic”) hereby constitutes and appoints  ,  , or any of them as attorney, agent and proxy with full power of substitution, to vote as proxy the number of shares of common stock of TrustAtlantic (the “Common Stock”) which the undersigned would be entitled to vote if personally present at the special meeting of shareholders of TrustAtlantic to be held at   local time, on  , 2015 at TrustAtlantic’s offices located at 4801 Glenwood Avenue, Suite 500, Raleigh North Carolina 27612, and any adjournment thereof (the “Special Meeting”), with respect to the proposals described in the Proxy Statement/Prospectus and the Notice of Special Meeting of Shareholders, both dated  , 2015, timely receipt of which are hereby acknowledged. Only shareholders of record on  , 2015, are entitled to vote their shares of Common Stock at the Special Meeting.

This appointment of proxy may be revoked at any time before it is exercised at the Special Meeting.

The Board of Directors of TrustAtlantic unanimously recommends a vote “FOR” the proposals listed below. Such vote is hereby solicited on behalf of the Board of Directors.

1.

PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF MERGER. To approve the Agreement and Plan of Merger, dated October 21, 2014, by and among TrustAtlantic, First Horizon National Corporation and First Horizon Merger Sub, LLC, as amended by the Amendment to Agreement and Plan of Merger, dated December 16, 2014.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.

PROPOSAL TO APPROVE ADJOURNMENT OF SPECIAL MEETING. To adjourn the Special Meeting to a later date or dates, if the board of directors of TrustAtlantic determines it is necessary, among other things, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the Agreement and Plan of Merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Shares of Common Stock will be voted as specified in this appointment of proxy. Unless otherwise specified, shares of Common Stock represented by this appointment of proxy will be voted FOR the proposals listed above. If any other proposal is properly presented at the Special Meeting or any postponement or adjournment thereof, the shares of Common Stock represented by this appointment of proxy will be voted in accordance with the judgment of the persons appointed as proxies.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

Signature Date	Signature (Joint Owners) Date
Print Name	Print Name

Please sign as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

PLEASE COMPLETE AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY IN
THE ENCLOSED POSTAGE-PREPAID ENVELOPE.